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                                                                   EXHIBIT 10.10

                                TRUST AGREEMENT

                                   UNDER THE

                       INTEREP NATIONAL RADIO SALES, INC.

                           COMPENSATION DEFERRAL PLAN
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                                TRUST AGREEMENT

                                   UNDER THE

                       INTEREP NATIONAL RADIO SALES, INC.

                           COMPENSATION DEFERRAL PLAN


     THIS AGREEMENT is entered into as of the date or dates set forth below, by and between INTEREP NATIONAL RADIO SALES, INC. ("Interep") and RALPH C. GUILD and HENRY LAWSON (the "Trustees");

     WHEREAS, Interep has adopted the Interep National Radio Sales, Inc. Compensation Deferral Plan (the "Plan");

     WHEREAS, Interep has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

     WHEREAS, Interep wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Interep's creditors in the event of Interep's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Interep to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.     ESTABLISHMENT OF TRUST

       (a) Interep hereby deposits with the Trustees in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustees as provided in this Trust Agreement.

       (b)     The Trust shall be irrevocable.
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       (c) The Trust is intended to be a grantor trust, of which Interep is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

       (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Interep, and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Interep. Any assets held by the Trust will be subject to the claims of Interep's general creditors under federal and state law in the event of insolvency, as defined in
Section 3(a) herein.

       (e) Interep, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with the Trustees to augment the principal to be held, administered and disposed of by the Trustees as provided in this Trust Agreement. Neither the Trustees nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2.     PAYMENTS TO PLAN PARTICIPANTS AND THE BENEFICIARIES

       (a) Interep shall deliver to the Trustees a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustees for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustees shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustees shall not be liable for payment of any tax assessed under any existing or future law against the assets of the Trust fund. With respect to any benefit payment which is subject to federal, state or local income tax withholding, as directed in writing by Interep, the Trustees shall distribute assets of the Trust fund to Interep for its submission to the applicable taxing authority. With respect to any federal, state or local income tax on the earnings on the assets of the Trust fund, such tax shall be paid by Interep.

       (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall he determined by Interep or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

       (c) Interep may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Interep shall notify the Trustees of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan,

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Interep shall make the balance of each such payment as it falls due. The
Trustees shall notify Interep where principal and earnings are not sufficient. The Trustees shall have no obligation to determine the identity of persons entitled to benefits or their mailing addresses.

Section 3. TRUST RESPONSIBILITY REGARD PAYMENTS TO TRUST BENEFICIARY WHEN INTEREP IS INSOLVENT

       (a) The Trustees shall cease payment of benefits to Plan participants and their beneficiaries if Interep is Insolvent. Interep shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Interep is unable to pay its debts as they become due, or (ii) Interep is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. For purposes of this
Section 3 (other than Section 3(b)(1)), the term "Interep" shall include Interep and its affiliates.

       (b)    At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Interep under federal and state law as set forth below.

              (1) The Board of Directors and the President of Interep shall have the duty to inform the Trustees in writing of Interep's Insolvency. If a person claiming to be a creditor of Interep alleges in writing to the Trustees that Interep has become Insolvent, the Trustees shall determine whether Interep is Insolvent and, pending such determination, the Trustees shall discontinue payment of benefits to Plan participants or their beneficiaries.

              (2) Unless the Trustees have actual knowledge of Interep's Insolvency, or have received notice from Interep or a person claiming to be a creditor alleging that Interep is Insolvent, the Trustees shall have no duty to inquire whether Interep is Insolvent. The Trustees may in all events rely on such evidence concerning Interep's solvency as may be furnished to the Trustees and that provides the Trustees with a reasonable basis for making a determination concerning Interep's solvency.

              (3) If at any time the Trustees have determined that Interep is Insolvent, the Trustees shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Interep's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Interep with respect to benefits due under the Plan or otherwise.

              (4) The Trustees shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustees have determined that Interep is not insolvent (or is no longer Insolvent).

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       (c)    Provided that there are sufficient assets, if the Trustees discontinue the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Interep in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.     PAYMENTS TO INTEREP

        Except as provided in Sections 1(b) and 3 hereof, after the Trust has become irrevocable, Interep shall have no right or power to direct the Trustees to return to Interep or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.     INVESTMENT AUTHORITY

       (a) The Trustees may invest in securities (including stock or rights to acquire stock) or obligations issued by Interep. The Trustees shall invest Trust assets as directed by Interep. All other rights associated with assets of the Trust shall be exercised by the Trustees or the person designated by the Trustees, and shall in no event be exercisable by or rest with Plan participants.

       (b) Interep shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Interep, in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

       (c) Notwithstanding any provision herein to the contrary, the Trustees are hereby expressly authorized to invest in any common, collective or pooled fund maintained by any bank or trust company exclusively for the commingling and collective investment of assets of grantor trusts, and the documents establishing or amending these trust funds are hereby incorporated by reference into this Trust Agreement. The Trustees may deposit or invest all or any part of the assets of the Trust fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank. The Trustees may cause title to property of the Trust to be issued, held or registered in the individual names of the Trustees, or in the name of their nominee(s) or agents, or in such form that title will pass by delivery and may employ such agents, including custodians and counsel, as may be reasonably necessary and to pay them reasonable compensation.

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Section 6.     DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of certain expenses and taxes as designated by Interep, shall be accumulated and reinvested.

Section 7.     ACCOUNTING BY TRUSTEES

          The Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Interep and the Trustees. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of one or more of the Trustees, the Trustees shall deliver to Interep a written account of his administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.     RESPONSIBILITY OF TRUSTEES

       (a) The Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustees shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Interep which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Interep. In the event of a dispute between Interep and a party with respect co the Plan or this Trust, the Trustees may apply to a court of competent jurisdiction to resolve the dispute.

       (b) If the Trustees undertake or defend any litigation arising in connection with this Trust, Interep agrees to indemnify the Trustees against the Trustees' costs, expenses and liabil ities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Interep does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustees may obtain payment from the Trust.

       (c) The Trustees may consult with legal counsel (who may also be counsel for Interep) with respect to any of their duties or obligations hereunder.

       (d) With the prior consent of Interep, the Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist them in per forming any of their duties or obligations hereunder. Any expenses incurred therewith shall be considered an expense of the administration of the Trust.

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       (e)     The Trustees shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

       (f) Notwithstanding any powers granted to the Trustees pursuant to this Trust Agreement or to applicable law, the Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.     COMPENSATION AND EXPENSES OF THE TRUSTEES

     Interep shall pay all administrative and Trustees' fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.    RESIGNATION AND REMOVAL OF THE TRUSTEES

       (a) A Trustee may resign at any time by written notice to Interep, which shall be effective 60 days after receipt of such notice unless Interep and the Trustee agree otherwise.

       (b) A Trustee may be removed by Interep on 60 days notice or upon shorter notice accepted by the Trustee.

       (c) Upon resignation or removal of a Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee(s). The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Interep extends the time limit.

       (d) If a Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If both Trustees resign and no such appointment has been made, a Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of a Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.    APPOINTMENT OF A SUCCESSOR TRUSTEE

     If either or both of the Trustees resigns or is removed in accordance with
Section 10(a) or (b) hereof, Interep may appoint any third party, such as an individual, a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace either or both Trustees upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee or Trustees, who shall have all of the rights and powers of the former Trustee(s) including ownership rights in the Trust assets. The former Trustee(s) shall execute any instrument necessary or reasonably requested by Interep or the successor Trustee(s) to evidence the transfer.

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Section 12.    AMENDMENT OR TERMINATION

       (a) This Trust Agreement may be amended by a written instrument executed by the Trustees and Interep. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

       (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Interep.

       (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Interep may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Interep.

Section 13.    MISCELLANEOUS

       (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of New York.

       (d) This Trust Agreement and the Plan are part of and constitute a single, integrated employee benefit plan and trust and shall be construed together. If there is a conflict between the provisions of the Plan and this Trust Agreement, the provisions of this Trust Agreement shall control with respect to all rights, duties, responsibilities, obligations, power and authorities to the Trustees, and the Trustees shall have no duty to inquire into, nor shall they have any obligation or liability with respect to, the provisions of the Plan.

       (e) All releases and indemnities provided herein shall survive termination of this agreement. Interep shall indemnify and hold the Trustees and Trust fund harmless from and against any loss or liability, including reasonable attorneys' fees, that arises in connection with (i) any acts taken in accordance with written direction (or failure to act, in the absence of such direction) from Interep or any person designated to act on Interep's behalf, or (ii) the Trustees' good faith execution of their duties under this Trust Agreement, except in the event of the Trustees' own gross negligence or willful misconduct.

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Section 14.    EFFECTIVE DATE AND EXECUTION

        The effective date of this Trust Agreement shall be August 22, 1994.

INTEREP NATIONAL RADIO SALES,         RALPH C. GUILD
INC.




By:/s/ Debra Schwartz                 /s/ Ralph C. Guild
   ----------------------------       ---------------------------------
       Its Vice President

Date     August 22, 1994              Date     August 22, 1994
    ----------------------------          -----------------------------




                                      HENRY LAWSON




                                      /s/ Henry Lawson
                                      ---------------------------------

                                      Date     August 22, 1994
                                          -----------------------------

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